Exhibit 99

News From:	For Immediate Release

Kaydon Corporation	Global Engineered Solutions
315 E. Eisenhower Parkway
Suite 300
Ann Arbor, Michigan 48108
T. 734-747-7025
F. 734-747-6565
www.kaydon.com

Contact:	Brian P. Campbell
President and Chief Executive Officer
KAYDON CORPORATION PRESENTS AT THE ROBERT W. BAIRD & CO.
2005 INDUSTRIAL CONFERENCE IN CHICAGO
Ann Arbor, Michigan — November 8, 2005
     Kaydon Corporation (NYSE:KDN) President and Chief Executive Officer, Brian P. Campbell, was a presenter at the Robert W. Baird & Co. 2005 Industrial Conference held today in Chicago.
     During the presentation, Mr. Campbell discussed the Company’s 2005 third quarter and year to date results from continuing operations. In addition, he also discussed the sale of the Power and Data Transmission Products Group. He also commented on both the Company’s operating objectives, including providing value-added, performance-critical products and enhancing the Company’s strong competitive positions and market shares, and the Company’s financial objectives, including maintaining strong operating cash flow, and long-term operating income and earnings per share growth objectives.
     Mr. Campbell discussed the Company’s diversified portfolio of high margin proprietary products that serve a number of different and unrelated industries, and he mentioned that the Company believes that niche market leadership products generate over 65 percent of total sales. He explained that Kaydon’s diversified product offerings are sold to a variety of customers and end-markets, with no one customer accounting for more than 6 percent of total sales, and that no market segment comprises more than 26 percent of total sales.
     Mr. Campbell also commented on the Company’s “Strategies for Success.” He pointed out that the Company focuses on earnings growth, return on capital and cash flow as priorities over sales growth. He also expects the Company to maintain a strong and highly liquid balance sheet, which is consistent with the Company’s high operating margins and growth initiatives. Also included in the strategies for success discussion were comments on the Company’s disciplined acquisition strategy, targeted diversification into new markets and industries, and avoidance of price-sensitive markets. Mr. Campbell noted that acquisition targets must have a distinct market or industry leadership position and provide above average growth prospects and free cash flow. In addition he also stated that any potential business partner should have above average operating margins, and provide immediate accretion to the Company’s earnings and free cash flow.
     In his concluding remarks, Mr. Campbell stated his belief that Kaydon’s proprietary product positions, strong balance sheet and operating cash flows, high operating profit leverage and disciplined acquisition strategy provide Kaydon with attractive future growth potential.
     A copy of Mr. Campbell’s presentation is available on the Company’s website, www.kaydon.com, at the “November 8, 2005 Robert W. Baird & Co. Presentation” icon.
     Kaydon Corporation is a leading designer and manufacturer of custom-engineered, performance-critical products, supplying a broad and diverse group of industrial, aerospace, medical and electronic equipment, and aftermarket customers.
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     Certain statements in this press release are forward-looking within the meaning of the federal securities laws regarding the Company’s plans, expectations, estimates and beliefs. Forward-looking statements are typically identified by words such as “believes,” “anticipates,” “intends,” “will,” “may,” “potential,” “expects,” “projects”, “approximately” and other similar expressions. These forward-looking statements may include, among other things, projections of the Company’s financial performance, anticipated growth, characterization of and the Company’s ability to control contingent liabilities, and anticipated trends in the Company’s businesses. These statements are only predictions, based on the Company’s current expectations about future events. While the Company believes any forward-looking statements made are reasonable, actual results could differ materially since the statements are based on the Company’s current expectations and are subject to risks and uncertainties beyond the control of the Company. These risks and uncertainties include, but are not limited to, risks and uncertainties relating to general economic conditions, geopolitical factors, future levels of general industrial manufacturing activity, future financial performance, market acceptance of new or enhanced versions of the Company’s products, the pricing of raw materials, changes in the competitive environments in which the Company’s businesses operate, the outcome of pending and future litigation and governmental proceedings, estimated legal costs, the estimated fair value of the Company’s assets, purchase price adjustments in sale contracts, the ultimate satisfaction of the Company’s debt obligations, and risks and uncertainties listed or disclosed in the Company’s reports filed with the Securities and Exchange Commission. The Company does not undertake, and expressly disclaims any obligation, to update or alter its forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law. Readers are cautioned to consider these factors when relying on such forward-looking information.